As filed with the Securities and Exchange Commission on May 26, 2017

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RED LION HOTELS CORPORATION

(Exact name of registrant as specified in its charter)

Washington	91-1032187
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

201 W. North River Drive, Suite 100

Spokane, Washington 99201

(509) 459-6100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Red Lion Hotels Corporation

2015 Stock Incentive Plan

Thomas L. McKeirnan

Executive Vice President and General Counsel

201 W. North River Drive, Suite 100

Spokane, Washington 99201

(509) 459-6100

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock	1,500,000 shares	$6.58	$9,870,000	$1,143.94

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of Common Stock that become issuable under the 2015 Stock Incentive Plan, as amended (the “Plan”), as a result of the adjustment provisions therein, by reason of any stock dividend, stock split or similar transaction.
(2)	Computed in accordance with Rules 457(c) and 457(h) of the Securities Act solely for the purpose of calculating the registration fee. The computation is based on an offering price of $6.58 per share (the average of the high and low sale prices reported by the New York Stock Exchange on May 23, 2017) for the shares issuable pursuant to the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 1,500,000 shares of common stock of Red Lion Hotels Corporation that may be offered and sold under the Red Lion Hotels Corporation 2015 Stock Incentive Plan, as amended (the “Plan”). The Registrant’s shareholders approved the addition of these shares to the Plan at the Registrant’s annual meeting on May 25, 2017.

The contents of the Company’s previously filed Registration Statement on Form S-8 relating to the Plan (Registration No. 333-204646) filed with the Securities and Exchange Commission (the “Commission”) on June 2, 2015, are hereby incorporated by reference herein to the extent not otherwise amended or superseded by the contents hereof.

PART II

INFORMATION NOT REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

The following documents are filed as part of this registration statement or incorporated by reference herein:

Exhibit Number	Description

5.1	Opinion of Fox Rothschild LLP

23.1	Consent of Fox Rothschild LLP (included in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Powers of Attorney (included on signature page)

99.1(1)	Red Lion Hotels Corporation 2015 Stock Incentive Plan

99.2(2)	First Amendment to Red Lion Hotels Corporation 2015 Stock Incentive Plan

(1)	Previously filed with the Securities and Exchange Commission as an appendix to the Schedule 14A filed by the Registrant on April 20, 2015.
(2)	Previously filed with the Securities and Exchange Commission as an appendix to the Schedule 14A filed by the Registrant on April 20, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington, on May 25, 2017.

RED LION HOTELS CORPORATION

By:	/s/ Gregory T. Mount
Gregory T. Mount
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Gregory T. Mount and Douglas L. Ludwig, and each of them severally, such person’s true and lawful attorneys-in-fact and agents, with full power to act without the other and with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, any and all amendments and post-effective amendments to this Registration Statement, any and all supplements hereto, and any and all other instruments necessary or incidental in connection herewith, and to file the same with the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Gregory T. Mount Gregory T. Mount	President, Chief Executive Officer and Director (Principal Executive Officer)	May 25, 2017

/s/ Douglas L. Ludwig Douglas L. Ludwig	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	May 25, 2017

/s/ Robert G. Wolfe Robert G. Wolfe	Chairman of the Board of Directors	May 25, 2017

/s/ Raymond R. Brandstrom Raymond R. Brandstrom	Director	May 25, 2017

Signature	Title	Date

/s/ James P. Evans James P. Evans	Director	May 25, 2017

/s/ Enrico Marini Fichera Enrico Marini Fichera	Director	May 25, 2017

/s/ Joseph B. Megibow Joseph B. Megibow	Director	May 25, 2017

/s/ Bonny W. Simi Bonny W. Simi	Director	May 25, 2017

/s/ Michael Vernon Michael Vernon	Director	May 25, 2017

/s/ Alexander Washburn Alexander Washburn	Director	May 25, 2017

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Fox Rothschild LLP

23.1	Consent of Fox Rothschild LLP (included in Exhibit 5)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Powers of Attorney (included on signature page)

99.1(1)	Red Lion Hotels Corporation 2015 Stock Incentive Plan

99.2(2)	First Amendment to Red Lion Hotels Corporation 2015 Stock Incentive Plan

(1)	Previously filed with the Securities and Exchange Commission as an appendix to the Schedule 14A filed by the Registrant on April 20, 2015.
(2)	Previously filed with the Securities and Exchange Commission as an appendix to the Schedule 14A filed by the Registrant on April 20, 2017.